Exhibit 3.3

AMENDED AND RESTATED BYLAWS OF

GRAND TOYS INTERNATIONAL, INC.

ARTICLE I

OFFICES

     Section 1. Registered Office. The registered office of the above-named corporation shall be located at 115 Taurus Circle, Reno, Nevada 89511.

     Section 2. Other Offices. The corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

     Section 1. Time and Place. All Meetings of the stockholders for any purpose shall be held at such time and place, either within or without the State of Nevada, as shall be designated from time to time by the Board of Directors and stated in the notice of the Meeting or in a duly executed waiver of notice thereof.

     Section 2. Annual Meeting. Annual Meetings of stockholders, shall be held on the First Monday in June if not a legal holiday, and, if a legal holiday, then on the next business day following, at 10:00 A.M., or at such other date and time as shall be designated from time to time by the Board of Directors. For the purposes of these bylaws a “business day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York, New York are authorized or obligated by law or executive order to be closed. At the annual Meeting, holders of the corporation’s voting stock, shall elect, by a plurality vote, a Board of Directors and transact such other business as may properly be brought before the Meeting.

     Section 3. Notice of Annual Meeting. Written notice of the annual Meeting, stating the place, date and time of the Meeting, shall be given to each stockholder entitled to vote at such Meeting not less than ten (10) nor more than sixty (60) days before the date of the Meeting.

     Section 4. List of Stockholders. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least five (5) days before every Meeting of stockholders, a complete list of the stockholders entitled to vote at the Meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the Meeting, during ordinary business hours, for a period of at least five (5) days prior to the Meeting, either at a place within the city where the Meeting is to be held, which place shall be specified in the notice of the Meeting or, if not so specified, at the place where the

Meeting is to be held. The list shall also be produced and kept at the time and place of the Meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     Section 5. Special Meetings. Special Meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called by the President and shall be called by the President or the Secretary at the request in writing of a majority of the Board of Directors or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed Meeting.

     Section 6. Notice of Special Meetings. Written notice of a special Meeting, stating the place, date and time of the Meeting and the purpose or purposes for which the Meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the Meeting, to each stockholder entitled to vote at such Meeting.

     Section 7. Limit on Business at Special Meetings. Business transacted at any special Meeting of stockho1ders shall be limited to the purposes stated in the notice.

     Section 8. Quorums. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all Meetings of stockholders for the transaction of business, except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any Meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the Meeting from time to time, without notice other than announcement at the Meeting of the time and place of such adjourned Meeting, until a quorum shall be present by proxy or represented by proxy. At any adjourned Meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the Meeting as originally called. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned Meeting, a notice of the adjourned Meeting shall be given to each stockholder of record entitled to vote at the Meeting.

     Section 9. Voting at Meetings. When a quorum is present at any Meeting, the vote of the holders of a majority of the stock having voting power, present in person or represented by proxy, shall decide any question brought before such Meeting, unless the question is one upon which by express statutory provision or provision of the certificate of incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

     Section 10. Voting Power. Unless otherwise provided in the articles of incorporation, each stockholder shall at every Meeting of the stockholders be entitled to one (1) vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be shall be valid after the expiration of 6 months from the date of its creation, unless it is coupled with an interest, or unless the stockholder specifies in it the length of time for which it is to continue in force, which may not exceed 7 years from the date of its creation.

     Section 11. Written Consent Without Meeting. Unless otherwise provided in the articles of incorporation, any action required to be taken at any annual or special Meeting of stockholders of the corporation, or any action which may be taken at any annual or special Meeting of such stockholders, may be taken without a Meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a Meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of corporate action without a Meeting by less than unanimous written consent shall be given to those stockholders who have act consented in writing.

ARTICLE III
DIRECTORS

     Section 1. General powers. The business of the corporation shall be managed by, or under the direction of, its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute, the articles of incorporation or these bylaws, directed or required to be exercised or done by the stockholders.

     Section 2. Election and Tenure. The number of directors which shall constitute the whole board shall be a minimum of one (1). The number of directors shall be determined by the Board of Directors or by the stockholders at any Meeting. Except as provided in Section 3 of this Article III, each director shall hold office until his successor or successors are elected and shall qualify or until his earlier resignation or removal.

     Section 3. Vacancies and Newly Created Directorships. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office for the remainder of the term of the directors whom they replaced and until their successors are duly elected and qualified, or until their earlier resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

     Section 4. Place of Meetings. The Board of Directors of the corporation may hold Meetings, both regular and special, either within or without the State of Nevada.

     Section 5. Annual Meetings. The first Meeting of each newly elected Board of Directors shall be held immediately after the annual Meeting and no notice of such Meeting shall be necessary to the newly elected directors in order legally to constitute the Meeting, provided a quorum shall be present.

     Section 6. Regular Meetings. Regular Meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

     Section 7. Special Meetings. Special Meetings of the Board of Directors may be called by the President on two (2) days’ notice to each director, either personally, by mail, by telegram,

by telex or by facsimile transmission; special Meetings shall be called by the President in like manner and on like notice upon the written request of a majority of the directors then in office. Any notice may be given by the Secretary and need not state the purpose or purposes of the Meeting unless otherwise required by these bylaws.

     Section 8. Quorum and Adjournments. At all Meetings of the board, a majority of the directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any Meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the articles of incorporation. If a quorum shall not be present at any Meeting of the Board of Directors, the directors present thereat may adjourn the Meeting from time to time without notice other than announcement at the Meeting until a quorum shall be present.

     Section 9. Action by Consent. Any action required or permitted to be taken at any Meeting of the Board of Directors or of any committee thereof may be taken without a Meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing and the writing is filed with the minutes of the proceedings of the board or committee.

     Section 10. Meetings by Telephone or Similar Communications Equipment. Members of the Board of Directors or any committee designated by the Board of Directors may participate in a Meeting of the Board of Directors or any committee by means of telephone conference or similar method of communications by which all persons participating in the Meeting can hear each other, and such participation in a Meeting shall constitute presence in person at the Meeting.

     Section 11. Compensation. Unless otherwise restricted by the articles of incorporation or these bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each Meeting of the Board of Directors and may be paid a fixed sum for attendance at each Meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee Meetings.

     Section 12. Removal of Directors. Unless otherwise restricted by statute or by the articles of incorporation, any director or the entire Board of Directors may be removed, with or without cause, by the holders of not less than two-third of the shares entitled to vote at an election of directors.

     Section 13. Resignation of Directors. Any director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the corporation. Unless otherwise specified in such notice, a resignation shall take effect upon the delivery thereof to the Board of Directors or the designated officer. It shall not be necessary for a resignation to be accepted before it becomes effective.

ARTICLE IV
COMMITTEES

     Section 1. Designation. The Board of Directors may, by resolution passed by a majority of the whole board, designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the corporation. The board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any Meeting of the committee.

     In the absence or disqualification of a member of a committee, the member or members thereof present at any Meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the Meeting in the place of any such absent or disqualified member.

     Section 2. Powers. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 78.196 of the Nevada General Corporation Law, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution or amending these bylaws; and, unless the resolution or the certificate of incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     Section 3. Minutes and Reports. Each committee shall keep regular minutes of its Meetings and report the same to the Board of Directors when required.

ARTICLE V

NOTICES

     Section 1. Form and Delivery. Whenever, under the provisions of statutes, the certificate of incorporation or these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram, telex or facsimile transmission at such director’s address as it appears in the corporation’s records.

     Section 2. Waiver. Whenever any notice is required to be given under the provisions of statutes, the certificate of incorporation or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to receipt of the notice.

     Section 3. Attendance at Meetings as Waiver of Notice. Any stockholder who attends a Meeting of stockholders in person or is represented at that Meeting by proxy without protesting, at the commencement of the Meeting, the lack of notice to him or any director who attends a Meeting of the Board of Directors without protesting, at the commencement of the Meeting, the lack of notice to him shall, in each case, be conclusively deemed to have waived notice of that Meeting.

ARTICLE VI

OFFICERS

     Section 1. Designation. The officers of the corporation shall be chosen by the Board of Directors and shall be a President, a Treasurer and a Secretary. The Board of Directors may also choose one or more Vice Presidents and one or more Assistant Treasurers and Assistant Secretaries. Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide.

     Section 2. Election. The Board of Directors at its annual Meeting shall choose a President, a Treasurer and a Secretary and may choose such other officers as it deems appropriate.

     Section 3. Powers and Other Duties. The officers shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

     Section 4. Salaries. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

     Section 5. Term of, and Removal from, Office. The officers of the corporation shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed at any tine by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

     Section 6. The President. The President shall be the chief executive officer and chairman of the Board of Directors of the corporation. The President shall preside at all Meetings of the stockholders and the Board of Directors, shall have general and active management of the day-to-day operations of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

     The President shall, under the seal of the corporation, execute bonds, mortgages and other contracts requiring a seal except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

     Section 7. The Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in hooks belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular Meetings or when the Board of Directors so requires, an account of all the Treasurer’s transactions and of the financial condition of the corporation.

     If required by the Board of Directors, the Treasurer shall give the corporation a bond (which shall be renewed every six (6) years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the Treasurer’s office and for the restoration to the corporation, in case of the Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under the Treasurer’s control belonging to the corporation.

     Section 8. Vice Presidents. The Vice Presidents or Executive Vice Presidents, if any, shall perform such duties and have such powers as the Board of Directors may from time to time prescribe.

     Section 9. The Secretary. The Secretary shall attend all Meetings of the Board of Directors and all Meetings of the stockholders and record all the proceedings of the Meetings of the Board of Directors and of the stockholders in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all Meetings of the stockholders and special Meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he shall be. The Secretary shall have custody of the corporate seal of the corporation and the Secretary or an Assistant Secretary shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the Secretary’s signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by the Secretary’s signature.

     Section 10. The Assistant Treasurers and Secretaries. The Assistant Treasurer and Assistant Secretary (or, if there is more than one, the Assistant Treasurers and Assistant Secretaries in the order designated by the Board of Directors or, if there be no such designation, then in the order of their election) shall, in the absence of the Treasurer or Secretary, or in the event of the Treasurer’s or Secretary’s inability or refusal to act, perform the duties and exercise the powers of the Treasurer or Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE VII

CERTIFICATES FOR SHARES

     Section 1. Form and Signatures. The shares of the corporation shall be represented by a certificate or shall be uncertificated. Certificates shall be signed by, or in the name of the corporation by, the President and the Treasurer or Secretary or an Assistant Treasurer or Assistant Secretary of the corporation.

     Upon the face or back of each stock certificate issued to represent any partly paid shares, or upon the books and records of the corporation in the case of uncertificated partly paid shares, shall be set forth the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated.

     If the corporation shall be authorized to issue more than one (1) class of stock or more than one (1) series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock; provided that, except as otherwise provided in Section 78.195(5) of the State of Nevada General Corporation Law, in lieu of the foregoing requirements, there may be set forth on the face or faces of the certificate which the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 78.195, 78.242(3) or 78.365(1) of the Nevada General Corporation Law or a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     Section 2. Signature on Certificates. Any or all of the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     Section 3. Lost Certificates. The Board of Directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board of Directors may require the owner or his legal representative to give the corporation a bond in such sum as it may direct as indemnity against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     Section 4. Transfers of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instruments from the registered owner of uncertificated shares, such uncertificated shares shall be canceled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the corporation.

     Section 5. Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any Meeting of stockholders or any adjournment thereof, to express consent to corporate action in writing without a Meeting, to receive payment of any dividend or other distribution or allotment of any rights, to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such Meeting nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a Meeting of stockholders shall apply to any adjournment of the Meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned Meeting.

     Section 6. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by statute.

ARTICLE VIII GENERAL PROVISIONS

     Section 1. Dividends. Dividends upon the outstanding capital stock of the corporation, subject to the provisions of the statutes or the articles of incorporation, may be declared by the Board of Directors at any regular or special Meeting of directors and dividends may be paid in cash, property or in shares of the capital stock.

     Section 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the corporation or for such other purpose as the directors shall think conducive to the interest of the corporation and the directors may modify or abolish any such reserve in the manner in which it was created.

     Section 3. Annual Statement. The Board of Directors shall present at each annual Meeting or special Meeting of the stockholders, when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

     Section 4. Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     Section 5. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

     Section 6. Corporate Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Nevada.” The seal may be used by causing it or a facsimile thereof to be impressed, affixed, reproduced or otherwise.

ARTICLE IX

INDEMNIFICATION

     The corporation shall indemnify any and all of its Directors or Officers or former Directors or Officers or any person who may have served at its request as a Director or Officer of another corporation in which it owns shares of capital stock or of which it is a creditor against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been Directors or Officers or a Director or Officer of the corporation, or of such other corporation, except, in relation to matters as to which any such Director or Officer or former Director or Officer or person shall be adjudged in such action, suits or proceedings to be liable for negligence or misconduct, in the performance of duty. Such indemnification shall not be deemed exclusive of any others’ rights to which those indemnified may be entitled, under bylaw, agreement, vote or stockholders or otherwise.

ARTICLE X

AMENDMENTS

     These bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the certificate of incorporation, at any regular Meeting of the stockholders or of the Board of Directors or at any special Meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new bylaws is contained in the notice of such special Meeting. If the power to adopt, amend or repeal bylaws is conferred upon the Board of Directors by the certificate of incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal bylaws.